EXHIBIT 10.41



                            Certificate of Amendment
                     of the Certificate of Incorporation of
                             Level 8 Systems, Inc.
                Under Section 805 of the Business Corporation Law





1.   The name of the corporation is Level 8 Systems, Inc. (the "Company").

2. The name under which the Company was formed was Advanced Systems U.S.A. (L.S.U.), Inc.

3. The date the Company's certificate of incorporation was filed by the department of state was July 7, 1988.

4. The Company's board of directors adopted the following resolution as an amendment to its certificate of incorporation to create a series of preferred stock pursuant to Article Fourth of the Company's certificate of incorporation.

5. This certificate of amendment was adopted by the Company's board of directors at a meeting duly called and held and at which a quorum was present on December 15, 1998.

     RESOLVED, that the Company may issue a series of 600,000 shares of convertible preferred stock, par value $.01 per share, with such voting powers and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, as follows:

1. Designation. The series of preferred stock created by this resolution shall be known as "Series A Convertible Preferred Stock" ("Series A Convertible Preferred Stock"), which shall consist of 600,000 shares.

2.   No Dividends

     (a) The Series A Convertible Preferred Stock shall not be entitled to any dividends.

     (b) No dividend (other than a dividend payable solely in common shares) shall be paid or declared, and no distribution shall be made, on common shares or any other series of preferred stock, as long as any shares of Series A Convertible Preferred Stock remain outstanding.

3. Conversion. The holder of each outstanding share of Series A Convertible Preferred Stock shall have the right at any time, or from time to time, at the holder's option to convert that share into common shares in accordance with this section 3.

     (a) Each share of Series A Convertible Preferred Stock shall be convertible into a number of fully paid and nonassessable common shares of the Company determined by dividing the Liquidation Value (as defined in section 5) by the conversion price in effect at the time of conversion. The conversion price initially shall be $___* and shall be adjusted as provided in paragraph (d) below.


     (b) In order to convert shares of Series A Convertible Preferred Stock into common shares, the holder of such shares shall surrender the certificate or certificates for such shares at the office maintained by the Company for that purpose, duly endorsed to the Company or in blank, and give written notice to the Company at that office that he elects to convert such shares. Shares of Series A Convertible Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion, and the person or persons entitled to receive the common shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common shares at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver at such office a certificate or certificates for the number of whole common shares issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as provided in section 3(c), to the person or persons entitled to receive such shares. In case shares of Series A Convertible Preferred Stock are called for redemption, the right to convert such shares shall terminate at the close of business on the Redemption Date, unless default shall be made in payment of the redemption price.

     (c) No fractional common shares shall be issued upon conversion of shares of Series A Convertible Preferred Stock. In lieu of issuing a fraction of a common share that would otherwise be issuable in respect of the aggregate number of shares of Series A Convertible Preferred Stock surrendered for conversion at one time by the same holder, the Company shall pay in cash an amount equal to the same fraction of the Closing Price (as defined in section 3(k)) on the date on which such shares were duly surrendered for conversion or, if such date is not a Trading Date (as defined in section 3(k)), on the next Trading Date.


     (d)   The conversion price shall be adjusted from time to time as follows:

           (i) In case the Company (A) pays a dividend or makes a distribution on its outstanding common shares stock in common shares; (B) subdivides its outstanding common shares; (C) combines its outstanding common shares into a smaller number of common shares; or (D) issues any shares by reclassification of its common shares, the conversion price in effect at the time of the record date for such dividend or distribution or effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of Series A Convertible Preferred Stock surrendered for conversion after such time shall be entitled to receive the number of shares of capital stock of the Company he would have owned or been entitled to receive had such shares been converted immediately prior to such time.

          (ii) In case the Company hereafter issues rights or warrants to the holders of its common shares entitling them to subscribe for or purchase common shares at a price per share less than the current market price per share (as determined pursuant to clause (iv) below) on the record date referred to below, the conversion price shall be adjusted upon the exercise of such warrants or rights (such adjustment to be computed as of the close of business on the last Trading Date of each week) so that the conversion price shall equal the price determined by multiplying the conversion price then in effect by a fraction, of which the numerator shall be the number of common shares then outstanding plus the number of common shares the aggregate exercise price of such warrants or rights exercised would purchase at such current market price and of which the denominator shall be the number of common shares then outstanding plus the number of additional common shares issued upon the exercise of such warrants or rights. Such adjustment shall become effective at the opening of business on the next business day following the computation of such adjustment.


         (iii) In case the Company distributes to all holders of its common shares evidences of its indebtedness or assets (excluding any cash or stock dividends or distributions and dividends referred to in clause (i) above), then in each such case the conversion price shall be adjusted so that it shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the current market price per common share (determined as provided in clause (iv) below) on the record date mentioned below less the then fair market value (as determined by the board of directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one common share, and the denominator shall be such current market price per common share. Such adjustment shall become effective on the opening of business on the next business day following the record date for the determination of shareholders entitled to receive such distribution.

          (iv)   For the purpose of any computation under clause (i), (ii) or
                 (iii) above, the current market price per common share on any date shall be deemed to be the average of the daily Closing Prices for the 30 consecutive Trading Dates commencing not more than 45 Trading Dates before the day in question, such 30 consecutive Trading Date period to be specified by the board of directors of the Company prior to the commencement of 45 Trading Dates before the day in question or, in the event the board of directors fails to specify such 30 consecutive Trading Dates, such 30 consecutive Trading Dates shall be deemed to have commenced on the 40th Trading Date before the day in question.

           (v) In any case in which this section 3 requires that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date, the Company may elect to defer until after the occurrence of such event (A) issuing to the holder of any shares of Series A Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional common shares issuable upon such conversion over and above the common shares issuable upon such conversion on the basis of the conversion price prior to adjustment and (B) paying such holder any amount in cash in lieu of a fractional common share pursuant to section 3(c); and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

          (vi) No adjustment in the conversion price pursuant to this section 3(d) shall be required, unless (A) such adjustment would require an increase or decrease of at least $0.05 in such price; provided, that any adjustment that, by reason of this paragraph (d)(vi), is not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, that, at the time of any adjustment, such adjustment shall include all adjustments to the date of such adjustment then being carried forward. All calculations under this section 3(d) shall be made to the nearest 1/100 of a cent or to the nearest 1/100 of a share, as the case may be.


     (e) In case of any consolidation or merger of the Company with or into another entity or in the case of any sale or conveyance to another entity (other than a wholly-owned subsidiary of the Company) of all or substantially all the property of the Company, the holder of a share of Series A Convertible Preferred Stock shall have the right thereafter, as long as the conversion right hereunder shall exist, to convert such share into the kind and amount of shares of stock and other securities and properties receivable upon such consolidation, merger, sale or conveyance by a holder of the number of common shares into which such share of Series A Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or conveyance and shall have no other conversion rights with regard to such share. In the event of such a consolidation, merger, sale or conveyance, effective provision shall be made in the certificate of incorporation of the resulting or surviving entity or otherwise for the protection of the conversion rights of the shares of Series A Convertible Preferred Stock that shall be applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable on conversion of shares of Series A Convertible Preferred Stock. In case securities or properties other than common shares shall be issuable or deliverable upon conversion as aforesaid, then all reference in this section 3 shall be deemed to apply, as far as appropriate and as nearly as may be, to such other securities or properties.

     (f)   Whenever the conversion price is adjusted as provided in this section 3:

          (i) the Company shall compute the adjusted conversion price in accordance with this section 3 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted conversion price, and such certificate shall forthwith be filed with the transfer agent or agents for the Series A Convertible Preferred Stock; and

         (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of the outstanding shares of Series A Convertible Preferred Stock.

     (g)   In case:

          (i) the Company declares a dividend (or any other distribution) on its common shares; or

         (ii) the Company authorizes the granting to the holders of its common shares of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or


        (iii) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding common shares), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the company is required, or of the sale or transfer of all or substantially all the assets of the Company, or of the voluntary of involuntary dissolution, liquidation or winding-up of the Company;

                then the Company shall cause to be mailed to the transfer agent or agents Series A Convertible Preferred Stock and to the holders of record of the outstanding shares of Series A Convertible Preferred Stock, at least 20 days (or 10 days, in any case specified in clause (i) or (ii) above) prior to the applicable record date specified below, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of common shares of record entitled to such dividend, distribution or rights are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of common shares of record shall be entitled to exchange their common shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     (h) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued common shares, for the purpose of effecting the conversion of the shares of Series A
           Convertible Preferred Stock, the full number of common shares then deliverable upon the conversion of all shares of Series A Convertible
           Preferred Stock then outstanding.

     (i) The Company shall pay any and all taxes payable in respect of the issuance or delivery of common shares on conversion of shares of Series A Convertible Preferred Stock. The Company shall not, however, be required to pay any tax in respect of any transfer involved in the issue and delivery of common shares in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made, unless and until the person requesting such issue has paid the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.


     (j) For the purpose of this section 3, the term "common shares" includes any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, and is not subject to redemption by the Company. However, shares issuable on conversion of shares of Series A Convertible Preferred Stock shall include only shares of the class designated as common shares of the Company as of the original date of issue of Series A Convertible Preferred Stock or shares of any class or classes resulting from any reclassification or reclassifications of such common shares and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and are not subject to redemption by the Company; provided that, if at any time there is more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bear to the total number of shares of all such classes resulting from all such reclassifications.

     (k) As used in this section 3, the term "Closing Price" on any day means the reported last sale price on such day or, in case no such sale is reported to have taken place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange Composite Tape, or, if the common shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the common shares are listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market
           System, or, if not
           listed or admitted to trading on the NASDAQ National Market System, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors of the Company for that purpose; and the term "Trading Date" means a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

4.   Optional Redemption

     (a) At any time after June 30, 2000, upon notice given by the Company pursuant to section 4(b), the Company shall redeem all, but not fewer than all, the outstanding shares of Series A Convertible Preferred Stock at a redemption price per share equal to the Liquidation Value on the Redemption Date (as defined in section 4(b)).

(b) Each notice of any proposed redemption shall state: (i) the time and date as of which the redemption shall occur (the "Redemption Date");
      (ii) the total number of shares to be redeemed and, if fewer than all the shares held by each holder are to be redeemed, the number of shares to be redeemed from that holder; (iii) the redemption price;
      (iv) that shares called for redemption may be converted at any time during the 30 days prior to the Redemption Date (unless the Company shall default in payment of the redemption price, in which case that right shall not terminate at that time and date); (v) the conversion price and the Liquidation Value; and (vi) the place or places where certificates for the shares are to be surrendered for payment of the redemption price.


     (c) Notice of any proposed redemption under this section 4 shall be given by mailing a copy of the notice, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses then appearing on the books of the Company not more than 60 or fewer than 30 days prior to the Redemption Date. On the Redemption Date, the Company shall, and at any time not more than 30 days prior to the
           Redemption Date may, deposit the aggregate redemption price of all the shares to be redeemed (except that no such deposit shall be required with respect to any shares to be redeemed that, prior to the date of such deposit, shall have been converted into common shares) with a bank or trust company (the "Depositary") designated in the notice of redemption having a combined capital, surplus and undivided profits aggregating at least $100,000,000, in trust for payment to the holders of the shares to be redeemed, and deliver irrevocable written instructions authorizing the Depositary to apply the deposit solely to the redemption of the shares to be redeemed. Those written instructions may provide that (i) any of the deposit remaining unclaimed by the holder of any shares 180 days after the Redemption Date be returned to the Company, after which the holder shall have no claim against the Depositary but shall have a claim as an unsecured creditor against the Company for the redemption price (together with any declared and unpaid dividends applicable to the shares), without interest, and (ii) any portion of the deposit not required for the redemption because of the conversion of those shares into the common shares shall be released or repaid to the Company forthwith. If notice of redemption shall have been so given, such shares shall not be deemed to be outstanding after the Redemption Date, and all rights of the holders of those shares as shareholders of the Company (except the right to receive from the Company the redemption price without interest, including the right to convert the shares into common shares and the rights of registration of transfer and exchange) shall cease either (i) from and after the Redemption Date (unless the Company defaults in the payment of the redemption price, in which case those rights shall not terminate at that time and date) or (ii) if the Company so elects and states in the notice of redemption, from and after the time and date (which date shall be the Redemption Date or an earlier date not fewer than 15 days after the date of mailing of the redemption notice) on which the Company irrevocably deposits with the office of the paying agent, on the Redemption Date, the redemption price. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares so to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice of redemption shall so state), those shares shall be redeemed by the Company at the redemption price.


5. Liquidation. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series A Convertible Preferred
     Stock shall be entitled to receive
     for each such share payment in cash in an amount per share (the "Liquidation Value") equal to (a) the product of (i) four and (ii) the initial conversion price specified in section 3(a), plus (b) an amount in the nature of interest thereon at the rate of 12% a year, compounded quarterly, from the first date on which any shares of Series A Convertible Preferred Stock are issued to the date of such liquidation, dissolution or winding-up. Thereafter, holders of common shares and Series A Convertible Preferred Stock shall be entitled to receive for each share (on an as converted basis) payment in cash in the amount of the Liquidation Value. As to distribution upon liquidation, dissolution or winding-up, the Series A Convertible Preferred Stock shall rank senior to any other class or series of preferred or common stock from time to time created. An amount equal to the Liquidation Value shall be paid to the holder of each share of
     Series A Convertible Preferred Stock before any payment or distribution is made to the holders of common shares or any other class or series of stock of the Company. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the assets of the Company (unless, in connection therewith, the liquidation, dissolution or winding-up of the Company is specifically approved), or the merger or consolidation of the Company into or with any other entity, or the merger of any other entity into it, shall be deemed to be a liquidation, dissolution or winding-up of the Company for purposes of this section 5. The purchase or redemption of shares of stock of the Company of any class or series shall not be deemed to be a liquidation, dissolution or winding-up of the Company for purposes of this section 5. Nothing in this section 5 shall be deemed to limit in any way the right of the holders of shares of Series A Convertible Preferred Stock to convert any or all of those shares at any time before or simultaneously with the payment of the Liquidation Value in respect of those shares.

6. Voting. The holders of shares of Series A Convertible Preferred Stock shall vote as a series, to the extent required in this resolution or by applicable law. Otherwise, the holders of shares of Series A Convertible Preferred Stock shall vote with the holders of common shares as a single class and shall be entitled to two votes for each common share into which the shares of Series A Convertible Preferred Stock so held would be convertible on the record date for the vote of shareholders (and, for these purposes and these purposes only, and notwithstanding section 3(c), to a fraction of a vote for each fractional interest in a common share).

7. Consents Required of Holders of Series A Convertible Preferred Stock. As long as any shares of Series A Preferred
     Stock are outstanding, the Company
     shall not, by amendment to the certificate of incorporation, by resolution of the board of directors, by consolidation of the Company with, or merger of the Company into, another entity or in any other manner, without the consent of the holders of two-thirds of the outstanding shares of Series A Convertible Preferred Stock, either given by vote in person or by proxy at a meeting called for that purpose or given in writing:

     (a) authorize, or increase the authorized amount of, any class or series of stock having preference or priority over the Series A Convertible Preferred Stock as to the distribution of assets upon liquidation or having any right to dividends (other than dividends payable solely in common shares);

     (b) materially and adversely alter any provision of the Series A Convertible Preferred Stock; or

     (c)   increase the then authorized number of
           shares of Series A Convertible
           Preferred Stock or authorize, or increase the authorized amount of, any class or series of stock ranking as to the distribution of assets upon liquidation on a parity with the Series A Convertible Preferred Stock.

     Notwithstanding anything to the contrary in this resolution, the number of shares constituting the Series A Convertible Preferred
Stock shall automatically and permanently decrease from time to time after the 90th day after the initial issuance of shares of Series A Convertible Preferred Stock to the number then outstanding, and thereafter shall not be deemed authorized shares of Series A Convertible Preferred Stock, but shall instead be authorized but unissued and unclassified shares of preferred stock.


8. Retirement of Shares. Shares of Series A Convertible Preferred Stock converted into common shares or otherwise acquired by the Company in any manner shall be permanently retired and shall not under any circumstances be reissued; and the Company shall from time to time reduce the authorized Series A Convertible Preferred Stock accordingly.

9.   Increase or Decrease in Shares of the Series.
     Subject to sections 7 and 8,
     the board of directors is authorized to adopt, from time to time, a resolution or resolutions providing for an increase or decrease in the number of shares constituting Series A Convertible Preferred Stock, but no such decrease shall reduce at any time the number of shares of Series A Convertible Preferred Stock at the time outstanding.

10.  Transfer Agent, Conversion Agent and Registrar.
     The Company shall, as long
     as any shares of Series A Convertible Preferred Stock are outstanding, maintain an office or agency (which may be the Company's own offices) where the shares may be presented for registration of transfer and exchange and for conversion.

11. Governmental Approvals; Listing. If any common shares that would be issuable upon conversion of shares of Series A Convertible Preferred
     Stock require registration with or approval of any governmental authority before the shares may be issued upon conversion, the Company shall use its best efforts as expeditiously as possible to cause the shares to be duly registered or approved, as the case may be. The Company shall endeavor to list the common shares (or depository shares representing interests in common shares) required to be delivered upon conversion of shares of Series
     A Convertible Preferred Stock prior to such delivery upon the principal national securities exchange or upon the NASDAQ National Market System, upon which the outstanding common shares are listed at the time of delivery, if they are then so listed.

12. Action by Consent Without a Meeting; Waivers, Etc. Any action required or permitted to be taken by holders of shares of Series A Convertible Preferred Stock at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares of Series A Convertible Preferred Stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding shares of Series A Convertible Preferred
     Stock were present and voted. Holders of two-thirds of the outstanding shares of Series A Convertible Preferred Stock may from time to time consent to the waiver of any rights of all holders of shares of Series A Convertible Preferred Stock under this resolution or otherwise.







     We have executed this certificate on the date set forth below and affirm, under the penalties of perjury, that the statements contained in it are true.


December 15, 1998
                                         ________________________________
                                         Name:
                                         Title:  President



                                         ________________________________
                                         Name:
                                         Title:  Secretary




*An amount equal to the greater of (a)$5.00 and (b)two-thirds of the average closing price of a share of common stock on the 20 trading days ending on the fifth trading day before the commencement of the rights offering.